Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report, dated June 12, 2026, relating to the financial statements of Ares Acquisition Corporation III, as of March 31, 2026 and for the period from March 25, 2026 (inception) through March 31, 2026, which is contained in the Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 12, 2026